                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                          Date of Report: May 16, 2002

                              Medix Resources, Inc.
             (Exact name of registrant as specified in its charter)

 Colorado                                0-24768                     84-1123311
(State or other jurisdiction            (Commission                (IRS Employer
of incorporation)                       File Number)          Identification No.)

              420 Lexington Avenue, Suite 1830 , New York, NY           10170
               (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (212) 697-2509

Item 5. Other Events.  Press release dated May 16, 2002, announcing Completion of Private Placement.
                       Press release dated May 16, 2002, announcing First Quarter Results

Exhibits

99.1     Copy of Press Release
99.2     Copy of Press Release

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                             MEDIX RESOURCES, INC.

Date:  May 16, 2002                         By:  /s/ Patricia A. Minicucci
                                                 Executive Vice President

Exhibit 99.1

                                                  [GRAPHIC OMITTED][GRAPHIC OMITTED]

News Release

CONTACT:

John Prufeta
(212) 697-2509
(212) 681-9817 (fax)

Andrew Brown
(718) 323-7424

        MEDIX RESOURCES ANNOUNCES COMPLETES $1,381,000 PRIVATE PLACEMENT
                                     ------

     NEW YORK, May 16, 2002 - Medix Resources,  Inc. (AMEX: MXR) today announced that it completed a private  placement of units containing  shares of its common stock and  warrants  to purchase  additional  shares of common  stock,  totaling
$1,381,000. 3,452,500 shares of Medix common stock at an exercise price of $0.50 per share were issued as a result of the private placement.  The proceeds of the private placement will be used as working capital, and to fund the deployment of the Cymedix product  technologies  into the Georgia  marketplace,  the company's first target market.

     The  securities   described  above  have  not  been  registered  under  the
Securities Act of 1933, as amended, or any applicable state statute, and may not be offered or sold in the United  States  absent  registration  or an applicable exemption  from  registration  requirements.  Medix has agreed to  register  the common stock sold in the  offering and the common stock issued upon  exercise of the warrants.

                                     # # #

Information in this press release contains forward-looking statements that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance
the  development  of  its  software   products,   the   effectiveness   and  the
marketability  of those  products,  the  ability of the  Company to protect  its proprietary  information,  and  the  establishment  of  an  efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Amended Form 10-K for
2001,  which was filed with the Securities  and Exchange  Commission on April 5,
2002. This information is available from the SEC or the Company.

Exhibit 99.2
                                                  [GRAPHIC OMITTED][GRAPHIC OMITTED]

News Release

CONTACT:

John Prufeta
(212) 697-2509
(212) 681-9817 (fax)

Andrew Brown
(718) 323-7424

                       MEDIX REPORTS FIRST QUARTER RESULTS
                                     ------

     New York, May 16, 2002 - Medix Resources,  Inc. (AMEX: MXR) today announced the  Company's  financial  results for the first  quarter  ended March 31, 2002.
Revenue  from  continuing  operations  totaled  $10,000.  Net loss for the first quarter was  $1,677,000  or $.03 per common  share,  compared with a net loss of
$2,259,000  for the first  quarter of 2001,  or $.05 per share  resulting  in an approximately  40%  decreased  per share year over year.  Selling,  general  and administrative expenses decreased  approximately  $1,021,000 from $1,911,000 for the three  months  ended March 31, 2001 to $890,000  for the three  months ended
March 31, 2002, an approximately 50% decrease year over year.

     As of March  31,  2002 the  company  had  $307,000  in cash  compared  with
$412,000 at the same point in 2001.

     John R. Prufeta,  President and CEO of Medix commented,  "Medix has strived to focus resource investments in core product and market development activities.
From the first  quarter 2002 to the present,  we have  assembled  the  necessary elements to launch in Atlanta and in future  markets by completing  key customer integrations,  launching our Cymedix III  transaction  suite and making  primary investments in our regional operations in Georgia".

About Medix Resources, Inc.
Medix  Resources,  Inc.,  through  its  wholly  owned  subsidiary  Cymedix  Lynx
Corporation,  is the  developer  and provider of the  Cymedix(R)  suite of fully secure,  Internet based transaction software products, that enable communication of high value added healthcare  information among physician offices,  hospitals, health  management  organizations  and health  insurance  companies.  Additional information  about Medix Resources and its products and services can be found by
visiting  its  Web  sites,   WWW.MEDIXRESOURCES.COM  and WWW.CYMEDIX.COM or by
calling (800) 326-8773.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance
the  development  of  its  software   products,   the   effectiveness   and  the
marketability  of those  products,  the  ability of the  Company to protect  its proprietary  information,  and  the  establishment  of  an  efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Amended Form 10-K for
2001,  which was filed with the Securities  and Exchange  Commission on April 5,
2002. This information is available from the SEC or the Company.
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